      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2001
                                                      REGISTRATION NO. 333-57088
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                               MRO SOFTWARE, INC.
             (Exact name of Registrant as Specified in its Charter)

        MASSACHUSETTS                                       04-2448516
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

                                100 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 280-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             ----------------------

                              CRAIG NEWFIELD, ESQ.
                               MRO SOFTWARE, INC.
                                100 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 280-2000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                             ----------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                               MRO SOFTWARE, INC.
                         714,999 Shares of Common Stock

Pursuant to its agreements with the selling stockholers, the Registrant hereby withdraws from registration, effective at 5:00 p.m. EST on June 22, 2001, all of those shares of its common stock, par value $.01 per share, registered pursuant to its Registration Statement on Form S-3 (registration number 333-57088) for sale from time to time by certain selling stockholders (as described in such Registration Statement) which have not been sold as of the time of filing of this Post-Effective Amendment.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bedford, Commonwealth of Massachusetts, on June 22, 2001.

                                        MRO SOFTWARE, INC.

                                        By: /s/ Norman E. Drapeau, Jr.
                                            ----------------------------------
                                            Norman E. Drapeau, President
                                            and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                               TITLE                                               DATE
---------                               -----                                               ----

   /s/ Norman E. Drapeau, Jr.           President and Chief Executive Officer, and       June 22, 2001
--------------------------------          Director (Principal Executive Officer)
     Norman E. Drapeau, Jr.


      /s/ Peter J. Rice                 Vice President of Finance and Administration,    June 22, 2001
--------------------------------          Chief Financial Officer and Treasurer
        Peter J. Rice                     (Principal Financial and Accounting Officer)


              *                         Executive Chairman of the Board                  June 22, 2001
--------------------------------
      Robert L. Daniels


              *                         Director                                         June 22, 2001
--------------------------------
Richard P. Fishman


              *                         Director                                         June 22, 2001
--------------------------------
         John A. McMullen


              *                         Director                                         June 22, 2001
--------------------------------
         Stephen B. Sayre


              *                         Director                                         June 22, 2001
--------------------------------
         Alan L. Stanzler


* By: /s/ Craig Newfield
      --------------------------------
      Craig Newfield, Attorney-In-Fact



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